Exhibit 4.1
AMENDMENT TO RIGHTS AGREEMENT
dated as of
September 8, 2009
between
RAMCO-GERSHENSON PROPERTIES TRUST
and
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Rights Agent

AMENDMENT TO RIGHTS AGREEMENT
     AMENDMENT TO RIGHTS AGREEMENT (the “Amendment”) dated as of September 8, 2009, between Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the “Trust”), and American Stock Transfer & Trust Company, LLC as Rights Agent (the “Rights Agent”),
WITNESSETH
     WHEREAS, the Trust and the Rights Agent entered into that certain Rights Agreement (the “Agreement”) dated as of March 25, 2009; and
     WHEREAS, the Trust wishes to amend the Agreement to modify the Final Expiration Date; and
     WHEREAS, as of the date of this Amendment, the Rights are still redeemable, and the modification of the Final Expiration Date is expressly permitted by Section 27 of the Agreement.
     NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1. Capitalized Terms.
     Capitalized terms used in this Amendment shall have the same meaning as are ascribed to them in the Agreement.
SECTION 2. Modification of Final Expiration Date.
     The definition of “Final Expiration Date is hereby amended to read in its entirety as follows:
     “Final Expiration Date” means the close of business on September 8, 2009.
     In all other respects the Agreement shall remain in full force and effect as written
SECTION 3. Counterparts.
     This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
SECTION 4. Descriptive Headings.
     The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

RAMCO-GERSHENSON PROPERTIES TRUST

By:	/s/ Richard J. Smith

Name: Richard J. Smith
Title: Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Rights Agent

By:	/s/ Paula Caroppoli

	Name:	Paula Caroppoli
	Title:	Vice President

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